EXHIBIT 21

SUBSIDIARIES OF THE CORPORATION

As of January 2, 2016

(Does not include inactive subsidiaries)

Name	State or other jurisdiction of organization
Bahco Bisov Svenska AB	Sweden
Blackhawk S.A.S.	France
Bonita IP LLC	Delaware
Challenger Lifts, Inc.	Kentucky
Creditcorp SPC, LLC	Wisconsin
Deville SA	France
Edsbyns Industri AB	Sweden
FE Bahco Tools	Belarus
IDSC Holdings LLC	Wisconsin
JCSC SNA Europe Industries Bisov	Belarus
Kapman AB	Sweden
Mitchell Repair Information Company, LLC	Delaware
New Creditcorp SPC, LLC	Delaware
Pro-Cut International, LLC	Delaware
Property Holdings, LLC	Wisconsin
SN SecureCorp Insurance Malta Limited	Malta
SN SecureCorp Sales Limited	United Kingdom
SNA-E (Argentina) S.R.L.	Argentina
SNA-E Chile Ltda.	Chile
SNA E Endustriyel Mamuller Ticaret Limited Sirketi	Turkey
SNA Europe	France
SNA Europe (Benelux) B.V.	Netherlands
SNA Europe [Czech Republic] s.r.o.	Czech Republic
SNA Europe (Denmark) A/S	Denmark
SNA Europe (Finland) Oy	Finland
SNA Europe (France)	France
SNA Europe Holdings B.V.	Netherlands
SNA Europe Hungary Kft.	Hungary
SNA Europe [Industries], Lda.	Portugal
SNA Europe (Industries) AB	Sweden
SNA Europe [Italia] SpA	Italy
SNA Europe (Norway) AS	Norway
SNA Europe – Poland Sp. z o.o.	Poland
SNA Europe [RUS] LLC	Russia
SNA Europe (Services) AB	Sweden
SNA Europe [Slovakia], s.r.o.	Slovakia
SNA Europe (Sweden) AB	Sweden
SNA Europe Iberia Holdings, S.L.	Spain
SNA Europe Industries Iberia, S.A.	Spain
SNA Germany GmbH	Germany
SNA Solutions UK Limited	United Kingdom
SNA Tools Belgium BVBA	Belgium
Snap-on (Thailand) Company Limited	Thailand
Snap-on Africa (Proprietary) Limited	South Africa
Snap-on Asia Manufacturing (Kunshan) Co. Ltd.	China
Snap-on Asia Manufacturing (Zhejiang) Co., Ltd.	China
Snap-on Asia Pacific Holding Pte. Ltd.	Singapore

114	SNAP-ON INCORPORATED

Name	State or other jurisdiction of organization
Snap-on Business Solutions Inc.	Delaware
Snap-on Business Solutions India Private Limited	India
Snap-on Business Solutions Limited	United Kingdom
Snap-on Business Solutions Japan Company	Japan
Snap-on Business Solutions GmbH	Germany
Snap-on Business Solutions SRL	Italy
Snap-on Business Solutions SARL	France
Snap-on Business Solutions SL	Spain
Snap-on Capital Corp.	Delaware
Snap-on Climate Solutions S.r.l.	Italy
Snap-on Credit Canada Ltd.	Ontario
Snap-on Credit LLC	Delaware
Snap-on do Brasil Comercio e Industria Ltda.	Brazil
Snap-on Equipment Europe Ltd.	Ireland
Snap-on Equipment France	France
Snap-on Equipment GmbH	Germany
Snap-on Equipment Hungary Kft.	Hungary
Snap-on Equipment Inc.	Delaware
Snap-on Equipment Ltd.	United Kingdom
Snap-on Equipment S.r.l.	Italy
Snap-on Europe Holding B.V.	Netherlands
Snap-on Finance B.V.	Netherlands
Snap-on Finance UK Limited	United Kingdom
Snap-on Global Holdings, Inc.	Delaware
Snap-on Holdings AB	Sweden
Snap-on Illinois Holdings LLC	Illinois
Snap-on Illinois Services LLC	Illinois
Snap-on International Middle East FZE	United Arab Emirates
Snap-on Investment Limited	United Kingdom
Snap-on Logistics Company	Wisconsin
Snap-on Malta Limited	Malta
Snap-on Power Tools Inc.	Iowa
Snap-on SecureCorp Insurance Company Ltd.	Bermuda
Snap-on SecureCorp, Inc.	Wisconsin
Snap-on Tools (Australia) Pty. Ltd.	Australia
Snap-on Tools (New Zealand) Limited	New Zealand
Snap-on Tools B.V.	Netherlands
Snap-on Tools China Trading (Shanghai) Co. Ltd.	China
Snap-on Tools Company LLC	Delaware
Snap-on Tools Hong Kong Limited	Hong Kong
Snap-on Tools International LLC	Delaware
Snap-on Tools Italia S.r.l.	Italy
Snap-on Tools Japan K.K.	Japan
Snap-on Tools Korea Ltd.	Korea
Snap-on Tools of Canada Ltd.	Canada
Snap-on Tools Private Limited	India
Snap-on Tools Singapore Pte Ltd	Singapore
Snap-on Trading (Shanghai) Co., Ltd.	China
Snap-on U.K. Holdings Limited	United Kingdom
Snap-on/Sun de Mexico, S.A. de C.V.	Mexico
Sun-Electric Austria Gesellschaft m.b.H.	Austria

2015 ANNUAL REPORT	115